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                                                                    Exhibit 23

                        CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-98314, 33-98316, 33-98318, 33-98320, 33-99464,
33-99466, 33-99470, 333-04008) of PSINet Inc. (PSINet) of our report dated February 7, 1997 except as to the last two paragraphs of Note 12 which are as of February 14, 1997, which appears on page 24 of the 1996 Annual Report to Shareholders, on PSINet's consolidated financial statements for the year ended December 31, 1996, which is included in Exhibit 13 to this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 39 of this Form 10-K.

PRICE WATERHOUSE LLP

March 31, 1997
Washington, D.C.